Exhibit 4.14

AMENDMENT NO. 1 TO THE
LOAN AGREEMENT

USD 39,285,714.26

BETWEEN STOLT TANKERS FINANCE B.V.
as Borrower

AND	Danish Ship Finance A/S
(Danmarks Skibskredit A/S)
and
DVB Bank A.G.
as Lenders

“M/V Stolt Achievement”
DSF-Loan No. 4153

Dated 27 July 2005

COPENHAGEN ÅRHUS LONDON BRUSSELS

KROMANN REUMERT, LAW FIRM

5 SUNDKROGSGADE, DK-2100 COPENHAGEN Ø, DENMARK, TEL. +45 70 12 12 11, FAX +45 70 12 13 11

CONTENTS

1.	BACKGROUND	1
2.	DEFINITIONS AND INTERPRETATION	2
3.	AMENDMENTS TO THE LOAN AGREEMENT	2
4.	OTHER PROVISIONS REMAIN EFFECTIVE	5
5.	EFFECTIVE DATE	6
6.	LAW AND JURISDICTION	8

SCHEDULES

Schedule 1:	Form of Parent Companies Guarantee

Schedule 2:	Form of Amendment to the Undertaking

AMENDMENT NO. 1 TO THE
LOAN AGREEMENT

This Amendment No. 1 to the Loan Agreement (the “Amendment”) is made on 27 July 2005 between:

(1)                 Stolt Tankers Finance B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “Borrower”); and

(2)                 Danish Ship Finance A/S (Danmarks Skibskredit A/S), with address at Sankt Annæ Plads 3, 1250 Copenhagen, K, Denmark and DVB Bank A.G., acting through its London Office, with address at 80 Cheapside, London EC2V 6EE, UK (together, the “Lender”).

1.                  BACKGROUND

1.1                The Loan Agreement. In connection with the implementation of a corporate, organisational and financial restructuring of the corporate group comprised of Stolt-Nielsen S.A. and its direct and indirect subsidiaries, the Borrower and the Lender entered into a USD 39,285,714.26 loan agreement (as amended, the “Loan Agreement”) dated 20 May 2003 for the purpose of restructuring the financing of the Vessel M/V Stolt Achievement.

1.2                The existing guarantees and undertakings. The Borrower’s obligations under the Loan Agreement are presently guaranteed by the SNSA-Guarantee, the SNTG-LIB Guarantee and the guarantee of the Shipowning Company. In addition, each of SNTG-BER, SNI, SNH and SNTG BV has entered into an undertaking (the “Undertaking”) in favour of the Lender pursuant to which such companies make certain undertakings related to themselves and the Loan Agreement.

1.3                The parties’ agreements. The parties hereto have agreed that: (i) the Loan Agreement shall be amended, among other things, to reduce the Margin, add SNTG-BER, SNI, SNH, SNTG BV as joint guarantors, and implement the other amendments all as set forth below in this Amendment; (ii) each of SNSA, SNTG-LIB, SNTG-BER, SNI, SNH and SNTG BV, as joint guarantors (selvskuldnerkautionister), shall enter into a new guarantee of the full and timely performance of all and any of the Borrower’s obligations under the Loan Agreement; and (iii) that certain amendments shall be made to the Undertaking.

2.                  DEFINITIONS AND INTERPRETATION

2.1                Incorporation of Loan Agreement definitions. Terms defined in the Loan Agreement shall have the same meaning when used in this Amendment unless otherwise stated herein or the context otherwise requires.

2.2                Interpretation. In this Amendment, unless the context otherwise requires

(a)         words denoting the singular number shall include the plural and vice versa; and

(b)        references to a “person” includes any person, individual, firm, partnership, joint venture, company, corporation, trust, fund, body corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality).

2.3                Clause Headings. In this Amendment clause headings are for ease of reference only.

3.                  AMENDMENTS TO THE LOAN AGREEMENT

3.1                Clause 2 (Definitions).

(i)            Definition of “Margin”. The definition of “Margin” in Clause 2 of the Loan Agreement is amended to read in its entirety as follows:

““Margin” means, commencing from 1 June 2005, 0.85% p.a. (point eight five per cent per annum), to be calculated by the Agent with respect to the Loan.”

(ii)           Definition of “Guarantor”. The definition of “Guarantor” in Clause 2 of the Loan Agreement is amended to read in its entirety as follows:

“Guarantor” means each of the Parent Companies and the Shipowning Company.

(iii)          Definitions of “Parent Companies” and “Parent Companies Guarantee”. The following definitions are added to Clause 2 of the Loan Agreement in the appropriate alphabetical order:

““Parent Companies” means SNSA, SNTG-LIB, SNTG-BER, SNI, SNH and SNTG BV.

“Parent Companies Guarantee” means an unlimited, unconditional and irrevocable guarantee issued by the Parent Companies in respect of the Borrower’s obligations under this Agreement.”

(iv)          Deletion of definitions. The definitions “SNSA-Guarantee” and “SNTG-LIB Guarantee” are deleted from the Loan Agreement.

3.2                Clause 15.1.5 (Security - Guarantees). Clause 15.1.5 of the Loan Agreement is amended to read in its entirety as follows:

“15.1.5            The Parent Companies Guarantee (Schedule 5).”

Schedule 5a (SNSA-Guarantee) and Schedule 5b (SNTG-LIB-Guarantee) of the Loan Agreement are deleted in their entirety and replaced by the Parent Companies Guarantee (in the form attached to this Amendment as Schedule 1) which shall become Schedule 5 to the Loan Agreement.

3.3                Clause 19 (Representations and Warranties).

(i)             Clause 19.1. Clause 19.1 of the Loan Agreement is amended to read in its entirety as follows:

“19.1               The Borrower, the Shipowning Company, and the Parent Companies each represents and warrants as follows:”

(ii)        Clause 19.1.9. Clause 19.1.9 of the Loan Agreement is amended to read in its entirety as follows:

“19.1.9            The obligations of the Borrower under the Loan Agreement, the obligations of the Shipowning Company under the guarantee issued by it and the obligations of each of the Parent Companies under the Parent Companies Guarantee rank at least pari passu with the claims of the Borrower’s, the Shipowning Company’s and the Parent Companies’ unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;”

(iii)       Clause 19.1.11. The introductory phrase to Clause 19.1.11 of the Loan Agreement is amended to read in its entirety as follows:

“The following applies in respect of the Shipowning Company:”

(iv)      New Clause 19.1.11A. The following new Clause 19.1.11A is added to the Loan Agreement after Clause 19.1.11:

“19.1.11A       The following applies in respect of each of the Parent Companies:

a)        It is a company duly formed and validly existing under the laws of its incorporation;

b)        No pledge or other security interest exists in respect of its shares and its dividend-payments;

c)        It has not incurred any Consolidated Debt, except for debt between any members of the Stolt-Nielsen S.A. group of companies and debt which is either subordinated to or ranks pari-passu with the Indebtedness;

d)        All and any of its present or future claims against the Borrower, the Shipowning Company, or any of the Parent Companies are fully subordinated to the claims of the Lender hereunder;

e)        It will not take, or cause to be taken, any action, which may give rise to an Event of Default hereunder.”

(v)       Clause 19.1.12. The first sentence of Clause 19.1.12 is amended to read in its entirety as follows:

“All and any of the Borrower’s, the Shipowning Company’s, and each of the Parent Companies’ present or future claims (whether for payment of dividend, loan capital or otherwise) against each other are fully subordinated to (and shall not compete with) the claims of the Lender hereunder.”

3.4                Clause 20 (Further Undertakings of the Borrower).

(i)             Clause 20.1. Clause 20.1 of the Loan Agreement is amended to read in its entirety as follows:

“20.1               The Borrower, the Shipowning Company, and the Parent Companies each undertake with the Lender that as long as any Indebtedness is outstanding, the Borrower shall:”

(ii)        Clause 20.1.1(iii). Clause 20.1.1(iii) of the Loan Agreement is amended by the removal of the word “audited” from the first line thereof and by the addition of the following parenthetical expression at the end thereof:

“(for the time being and until further notice, the Lender has waived the Borrower’s performance of this undertaking);”

3.5                Clause 22 (Events of Default).

(i)             New Clause 22.1.5A. A new Clause 22.1.5A is added to the Loan Agreement after Clause 22.1.5 as follows:

“22.1.5A         any loan, debt or other obligation of any of the Parent Companies in respect of borrowed money in excess of $7,500,000 shall become due and/or declared due and payable and shall not then be paid, or other debts of the Parent Companies shall not be paid when due, unless in the Agent ‘s reasonable opinion contested in good faith by the relevant Parent Company and appropriate provision is made; or”

(ii)            Clause 22.1.7. Clause 22.1.7 is amended to read in its entirety as follows:

“22.1.7            the Shipowning Company shall be in default under its guarantee or any Parent Company shall be in default under the Parent Companies Guarantee, and such default shall continue unremedied for 10 calendar days after the Agent shall have given the Borrower notice of such default;”

4.                  OTHER PROVISIONS REMAIN EFFECTIVE

4.1                Except as specifically set forth in Clause 3 of this Amendment, the Loan Agreement shall remain valid and effective in accordance with its terms.

5.                  EFFECTIVE DATE

5.1                The amendments to the Loan Agreement contained in this Amendment shall become effective as of the date on which all of the following conditions precedent are, in the sole discretion of the Agent, satisfied:

(i)            each of the parties whose names appears on the signature pages to this Amendment has duly executed this Amendment;

(ii)           each of the Parent Companies has duly executed the Parent Companies Guarantee;

(iii)          each of the parties to the Undertaking has duly executed the amendment thereto substantially in the form of amendment set forth in Schedule 2 hereto;

(iv)         certified copies of the certificates of incorporation, articles of association and by-laws of the Borrower, each of the Parent Companies and the Shipowning Company have been delivered to the Agent, or, in cases where the versions of such documents previously delivered to the Agent remain current, certificates to this effect duly signed by the appropriate corporate officer have been delivered to the Agent;

(v)          certified copies of minutes of the board of directors meetings of each of the Parent Companies authorising and approving the execution by it of the Parent Companies Guarantee have been delivered to the Agent;

(vi)         original powers of attorney, if any, in favour of the persons signing this Amendment, the Parent Companies Guarantee or the amendment to the Undertaking on behalf of the Borrower, the Shipowning Company or any of the Parent Companies have been delivered to the Agent;

(vii)        a specimen signatures certificate in respect of the persons signing this Amendment, the Parent Companies Guarantee or the amendment to the Undertaking on behalf of the Borrower, the Shipowning Company or any of the Parent Companies have been delivered to the Agent;

(viii)       the Borrower, the Parent Companies, and the Shipowning Company have delivered to the Agent such financial and other information and evidence as the Agent may have specifically requested;

(ix)          legal opinions, in form and substance satisfactory to the Agent, in respect of the Parent Companies, this Amendment, the Parent Companies Guarantee and the amendment to the Undertaking from Luxembourg counsel, Liberia counsel, Bermuda counsel, Netherlands Antilles counsel, Dutch counsel and Kromann Reumert (as to this Amendment, the Parent Companies Guarantee and the amendment to the Undertaking) have been provided to the Agent; and

(x)           the Agent has received evidence satisfactory to it that the following agreements in respect of borrowed money have been terminated by way of full repayment of amounts outstanding thereunder or amended in a manner similar to the amendments made to the Loan Agreement by this Amendment:

1.     FACILITY AGREEMENT Dated: 30 March 2004 BETWEEN STOLT-NIELSEN TRANSPORTATION GROUP LTD., Liberia (as Borrower), STOLT-NIELSEN S.A. (as Guarantor), the banks and financial institutions listed in Schedule 1 thereto, SCHIFFSHYPOTHEKENBANK ZU LÜBECK AG acting as facility agent, SCHIFFSHYPOTHEKENBANK ZU LÜBECK AG acting as security trustee, the banks and financial institutions listed in Schedule 2 Part A thereto, each acting as a joint lead arranger, the banks and financial institutions listed in Schedule 2 Part B thereto, each acting as a joint arranger, and DEUTSCHE SCHIFFSBANK AG acting as co-arranger.

2.     AMENDED AND RESTATED FACILITY AGREEMENT Dated 19 July 2001 BETWEEN STOLT-NIELSEN TRANSPORTATION GROUP LTD., Liberia (as Borrower); STOLT-NIELSEN S.A. (as Guarantor), the banks and financial institutions listed in Schedule 1 thereto, HSBC INVESTMENT BANK PLC, acting as facility agent, HSBC BANK PLC acting as security trustee the banks and financial institutions listed in Schedule 2 thereto, each acting as a joint arranger, the banks and financial institutions listed in Schedule 3 thereto, each acting as a syndication agent and joint book manager, and NORDEA, acting as documentation agent.

Notwithstanding the fact that the above conditions precedent were not satisfied as of 1 June 2005, the Margin applicable to the Loan, as indicated in Clause 3.1(i) above, shall be 0.85% p.a. (zero point eight five per cent per annum) commencing from 1 June 2005.

6.                  LAW AND JURISDICTION

6.1                Law. This Amendment shall be governed by Danish law.

6.2                Main jurisdiction. Any dispute arising out of or in connection with this Amendment shall be settled by the Maritime and Commercial Court in Copenhagen (Sø- og Handelsretten i København). This shall, however, not limit the right of the Agent or the Lender to initiate proceedings against the Borrower, any of its assets or any of the Securities in any other competent jurisdiction. Any decision of the Maritime and Commercial Court in Copenhagen, Denmark may be appealed to the Danish Supreme Court.

The Parties have entered into this Amendment on the date set forth in the beginning of this Amendment.

As Borrower,

Stolt Tankers Finance B.V:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

As Lender and Agent:

Danish Ship Finance A/S

(Danmarks Skibskredit A/S):

Signature:	/s/ Erik I. Lassen	/s/ Morten Snede Larsen
Print Name:	Erik I. Lassen	Morten Snede Larsen
Capacity:	S.V.P.	A.V.P.

As Lender:

DVB Bank A.G., acting through its London representative office:

Signature:	/s/ Christian Hennings
Print Name:	Christian Hennings
Capacity:	Attorney-in-fact

As joint guarantors (selvskyldnerkautionister) for the full and timely performance of all and any of the Borrower’s obligations under the Loan Agreement (becoming such by way of execution of the Parent Companies Guarantee):

The Parent Companies:

Stolt-Nielsen S.A.:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group Ltd., Liberia:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group Ltd., Bermuda:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Investments N.V.:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Holdings B.V.:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group B.V.:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

The Shipowning Company:

On 20 May 2003, the Shipowning Company issued a guarantee in favour of the Lender pursuant to which it guaranteed the obligations of the Borrower under the Loan Agreement. By its signature below, the Shipowning Company acknowledges the terms of this Amendment and confirms that the guarantee issued by it remains in full force and effect in respect of the obligations of the Borrower under the Loan Agreement, as amended by this Amendment.

Stolt Achievement B.V.:

Signature:	/s/ John E. Greenwood
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

For the purpose of Article 1 of the Protocol to the Brussels Convention of 1968 on, inter alia, the enforceability of foreign court awards, Stolt-Nielsen S.A. expressly and specifically accepts the jurisdiction clause contained in Clause 6.2 of this Amendment No. 1 to the Loan Agreement.

Stolt-Nielsen S.A.:		Witnessed by:

/s/ John E. Greenwood		/s/ Walter H. Lion
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

GUARANTEE

(“SELVSKYLDNERKAUTION”)

THIS GUARANTEE, dated 29 July 2005 (the “Guarantee”) is made by the following companies (collectively, the “Guarantors”), as joint and several Guarantors:

(1)           Stolt-Nielsen S.A., a company duly incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 23 avenue Monterey, L-2086 Luxembourg (“SNSA”);

(2)           Stolt-Nielsen Transportation Group Ltd, Liberia, a company duly incorporated and existing under the laws of Liberia, with registered address at 80 Broad Street, Monrovia, Liberia (“SNTG-LIB”);

(3)           Stolt-Nielsen Transportation Group Ltd., Bermuda, a Bermuda exempted limited liability company with registered address at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda (the “SNTG-BER”);

(4)           Stolt-Nielsen Investments N.V., a Netherlands Antilles limited liability company with registered address at De Ruyterkade, Curacao, Netherlands Antilles (the “SNI”);

(5)           Stolt-Nielsen Holdings B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNH”);

(6)           Stolt-Nielsen Transportation Group B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNTG BV”);

in favour of Danish Ship Finance A/S (Danmarks Skibskredit A/S) and DVB Bank A.G., acting through its London Representative Office (jointly, the “Lender”). Capitalised terms used herein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement between Stolt Tankers Finance B.V. (the “Borrower”) and the Lender.

WHEREAS:

(A)          The Loan Agreement. In connection with the implementation of a corporate, organisational and financial restructuring of the corporate group comprised of Stolt-Nielsen S.A. and its direct and indirect subsidiaries, the Borrower and the Lender entered into a USD 39,285,714.26 loan agreement (as may be amended from time to time, the “Loan Agreement”) dated 20 May 2003 for the purpose of restructuring the financing of the Vessel M/V Stolt Achievement owned by the Shipowning Company. The Loan Agreement, prior to its amendment by the Amendment (as defined below), required SNSA and SNTG-LIB to guarantee the obligations of the Borrower thereunder and each such company entered into a guarantee for this purpose in favour of the Lender dated 20 May 2003 (collectively, the “Old Guarantees”).

(B)           The Amendment. On 27 July 2005, Amendment No. 1 to the Loan Agreement (the “Amendment”) was executed by the relevant parties. The Amendment provides, among other things, that (i) the Margin shall be reduced as of 1 June 2005, (ii) each of the Guarantors, as joint guarantors (selvskuldnerkautionister), shall enter into this Guarantee, and (iii) the Parent Companies shall be permitted to incur debt to unrelated parties subject to the terms set forth herein and therein.

(C)           Corporate structure. The Borrower and the Shipowning Company is a 100 per cent owned subsidiary of SNTG BV, which is a 100 per cent owned subsidiary of SNH, which is a 100 per cent owned subsidiary of SNI, which is a 100 per cent owned subsidiary SNTG-BER, which is a 100 per cent owned subsidiary of SNTG-LIB, which is a 100 per cent owned subsidiary of SNSA.

(D)          This Guarantee as a condition precedent to the Amendment. It is a condition precedent to the effectiveness of the Amendment that each of the Guarantors executes and delivers this Guarantee.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the Guarantors hereby acknowledge, each of the Guarantors hereby agrees as follows:

Each of the Guarantors hereby guarantees, jointly and severally, in favour of the Lender, as selvskyldnerkautionist (as such term is defined pursuant to Danish law), the full and punctual payment and performance when due (whether at the stated maturity, upon acceleration or otherwise) of all amounts payable by, and all other obligations to be performed by, the Borrower under the Loan Agreement, whether now due or hereafter arising. However, for the purpose of this Guarantee only, all obligations of the Borrower to perform specific obligations (other than the obligation to make payments) shall by the Lender be converted into an obligation to pay an amount fixed by the Lender in its sole discretion. Consequently, the obligations of the Guarantors hereunder shall be limited to the payment of amounts.

2

Upon failure by the Borrower to pay any amount as and when the same is due under the terms of the Loan Agreement, the Guarantors, forthwith on demand, shall pay the amount which the Borrower failed to pay, in immediately available funds and without set-off, deduction, withholdings or counterclaim at the place specified in the Loan Agreement.

The obligations of the Guarantors hereunder shall be irrevocable, unconditional and absolute without regard to:

a)         any extensions, renewals, settlements, compromises, indulgences, waivers or releases in respect of any obligation of the Borrower or any other party thereto under the Loan Agreement or under any Securities;

b)         any modification or amendment of or supplement to the Loan Agreement;

c)         any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other party thereto under the Loan Agreement;

d)         any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganisation or other similar proceedings affecting the Borrower, any of the Guarantors or any other party to the Loan Agreement or any of their respective assets; or

e)         any invalidity or unenforceability (for any reason relating to or against the Borrower or any other party thereto), of the Loan Agreement or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or to reduce or otherwise limit the obligation of the Borrower under the Loan Agreement or the Securities.

The Guarantors’ obligations hereunder shall remain in full force and effect until the amounts payable by the Borrower under the Loan Agreement have been paid in full and all obligations of the Borrower thereunder have been performed in full. If, at any time, any amount paid by the Borrower under the Loan Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganisation of the Borrower or otherwise, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

In the event of the Borrower’s default under the Loan Agreement, the Guarantors shall promptly remedy such default.

The Guarantors waive any right they may have of first requiring the Lender to proceed against or enforce any security of, or claim payment from, the Borrower or any other person.

3

Each of the Guarantors confirms that its rights of subrogation and rights to proceed against the Borrower (including without limitation the right to initiate legal proceedings against the Borrower and the right to claim dividends from the Borrower’s estate), the Shipowning Company or any of the other Guarantors, the Securities and any securities established by the Borrower in our favour are subordinated to the Lender’s rights against the Borrower and under the Securities. Each of the Guarantors agrees that it shall not exercise any such right unless either the Indebtedness has been paid in full or the Lender’s prior written approval (which may be given or withheld at the Lender’s discretion) is obtained.

Each of the Guarantors confirms that it holds free and unencumbered title to the shares in its direct subsidiary, as set forth in Whereas paragraph (C) and agrees and undertakes that it will not, without first having obtained the Lender’s prior written approval (which may be given or withheld at the Lender’s discretion), sell any of such shares or grant or allow a third party to obtain a security interest therein, or make or permit to be made any other changes to the structure of the Stolt-Nielsen group as described in paragraph (C). Each of the Guarantors is aware of the guarantee of the Indebtedness provided by the Shipowning Company and of the undertakings, as amended, given by SNTG-BER, SNI, SNH and SNTG BV as contemplated by Schedule 6 to the Loan Agreement and by the Amendment. Each of the Guarantors undertakes to perform its rights and duties as a holding company and shareholder with a view to enabling each of the other Guarantors, the Borrower, and the Shipowning Company to comply with their guarantees and undertakings set forth in the Loan Agreement and the Securities, as amended.

This Guarantee is not assignable except, in whole or part, to any bank or financial institution which takes a participation in the Loan.

This Guarantee shall be governed by and construed according to Danish law.

Any dispute hereunder shall be settled by the Maritime and Commercial Court in Copenhagen, Denmark, with right of appeal to the Danish Supreme Court. This shall, however, not limit the right of the Lender to initiate proceedings against any of the Guarantors or any of their respective assets in any other competent jurisdiction.

4

The obligations of SNSA and SNTG-LIB under this Guarantee are a continuation without interruption of their respective obligations under the Old Guarantees.

Signed, sealed, delivered and executed as a deed:

Stolt-Nielsen S.A.:		Witnessed by:

Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group Ltd., Liberia		Witnessed by:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

SIGNED as a DEED on behalf of

STOLT-NIELSEN TRANSPORTATION GROUP LTD

by John E. Greenwood being a person who is

acting under power of attorney granted by that company

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Investments N.V.:		Witnessed by:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

5

Stolt-Nielsen Holdings B.V.:		Witnessed by:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group B.V.:		Witnessed by:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

For the purpose of Article 1 of the Protocol to the Brussels Convention of 1968 on inter alia the enforceability of foreign court awards, Stolt-Nielsen S.A. expressly and specifically accepts the jurisdiction clause contained in the last paragraph of the Guarantee.

Stolt-Nielsen S.A.:		Witnessed by:

Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

6

AMENDMENT NO. 1 TO UNDERTAKINGS
BY INTEMEDIARY SN-COMPANIES

Made in connection with the USD 39,285,714.26

BETWEEN STOLT TANKERS FINANCE B.V.
as Borrower

AND	Danish Ship Finance A/S
(Danmarks Skibskredit A/S)
and
DVB Bank A.G.
as Lenders

“M/V Stolt Achievement”
DSF-Loan No. 4153

Dated 27 July 2005

COPENHAGEN ÅRHUS LONDON BRUSSELS

KROMANN REUMERT, LAW FIRM

5 SUNDKROGSGADE, DK-2100 COPENHAGEN Ø, DENMARK, TEL. +45 70 12 12 11, FAX +45 70 12 13 11

CONTENTS

1.	BACKGROUND	1
2.	AMENDMENTS TO THE UNDERTAKING	2
3.	OTHER PROVISIONS REMAIN EFFECTIVE	2
4.	EFFECTIVE DATE	2
5.	LAW AND JURISDICTION	3

AMENDMENT NO. 1 TO UNDERTAKINGS BY INTERMEDIARY SN-COMPANIES

This Amendment No. 1 to the Undertakings by Intermediary SN-Companies (the “Amendment “) is made on 27 July 2005 between:

(1)                 Stolt-Nielsen Transportation Group Ltd., Bermuda, a Bermuda exempt limited liability company with registered address at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda (the “SNTG-BER”);

(2)                 Stolt-Nielsen Investments N.V., a Netherlands Antilles limited liability company with registered address at De Ruyterkade, Curacao, Netherlands Antilles (the “SNI”);

(3)                 Stolt-Nielsen Holdings B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNH”);

(4)                 Stolt-Nielsen Transportation Group B.V., a Dutch limited liability company with registered address at Westerlaan 5, 3016 CK Rotterdam, The Netherlands (the “SNTG BV”); and

(5)                 Danish Ship Finance A/S (Danmarks Skibskredit A/S), with address at Sankt Annæ Plads 3, 1250 Copenhagen, K, Denmark and DVB Bank A.G., acting through its London Office, with address at 80 Cheapside, London EC2V 6EE, UK (together, the “Lender”).

1.                  BACKGROUND

1.1                The Loan Agreement and the Undertaking. In connection with the implementation of a corporate, organisational and financial restructuring of the corporate group comprised of Stolt-Nielsen S.A. and its direct and indirect subsidiaries, Stolt Tankers Finance B.V. (the “Borrower”) and the Lender entered into a USD 39,285,714.26 loan agreement (as may be amended from time to time, the “Loan Agreement”) dated 20 May 2003 for the purpose of restructuring the financing of the Vessel M/V Stolt Achievement owned by the Shipowning Company. In connection with the Loan Agreement, the parties

1

hereto executed a document entitled Undertakings by intermediary SN-companies (the “Undertaking”).

1.2                Loan Agreement Amendment and this Amendment. On the date hereof the Loan Agreement is being amended by way of the execution of Amendment No. 1 thereto (the “Loan Agreement Amendment”). It is a condition precedent to the effectiveness of the amendments to the Loan Agreement set forth in Amendment No. 1 thereto that the parties to the Undertaking enter into this Amendment.

2.                  AMENDMENTS TO THE UNDERTAKING

2.1                Paragraph 3 (Confirmation of terms of Loan Agreement, no implication of guarantee of Borrower’s obligations under the Loan Agreement). In view of the fact that pursuant to the Loan Agreement Amendment, each of SNTG-BER, SNI, SNH and SNTG BV is required to guarantee the obligations of the Borrower under the Loan Agreement, the proviso at the end of paragraph 3 shall be deleted.

2.2                Paragraph 4(c) (Undertaking not to incur, secure or guarantee any extra-group Consolidated Debt). In view of the fact that pursuant to the Loan Agreement Amendment, SNTG-BER, SNI, SNH and SNTG BV are no longer restricted from incurring debt which is either subordinated to or ranks pari-passu with the Indebtedness, Paragraph 4(c) of the Undertaking is amended to read in its entirety as follows:

“c)          it has neither incurred, secured or guaranteed and will not incur, secure or guarantee, any Consolidated Debt except for debt between any members of the Stolt-Nielsen S.A. group of companies and debt which is either subordinated to or ranks pari-passu with the Indebtedness.”

3.                  OTHER PROVISIONS REMAIN EFFECTIVE

3.1                Except as specifically set forth in Clause 2 of this Amendment, the Undertaking shall remain valid and effective in accordance with its terms.

4.                  EFFECTIVE DATE

4.1                This Amendment shall become valid and effective on the date on which the Loan Agreement Amendment becomes valid and effective.

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5.                  LAW AND JURISDICTION

5.1                Law. This Amendment shall be governed by Danish law and any dispute arising hereunder shall be settled by the Maritime and Commercial Court in Copenhagen (Sø- og Handelsretten i København) with right of appeal to the Danish Supreme Court.

The Parties have entered into this Amendment on the date set forth in the beginning of this Amendment.

Stolt-Nielsen Transportation Group Ltd., Bermuda:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Investments N.V.:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Holdings B.V.:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

Stolt-Nielsen Transportation Group B.V.:

Signature:
Print Name:	John E. Greenwood
Capacity:	Attorney-in-fact

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As Lender:

Danish Ship Finance A/S

(Danmarks Skibskredit A/S):

Signature:
Print Name:	Erik I. Lassen	Morten Snede Larsen
Capacity:	S.V.P.	A.V.P.

DVB Bank A.G., acting through its London Representative Office:

Signature:
Print Name:	Christian Hennings
Capacity:	Attorney-in-fact

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